Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intel Corporation (Intel), that, to his knowledge, the Annual Report of Intel on Form 10-K for the period ended December 28, 2024, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Intel. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to Intel and will be retained by Intel and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	January 31, 2025	By:	/s/ DAVID ZINSNER
David Zinsner
Interim Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer
(Co-Principal Executive Officer and Principal Financial Officer)

Date:	January 31, 2025	By:	/s/ MICHELLE JOHNSTON HOLTHAUS
Michelle Johnston Holthaus
Interim Co-Chief Executive Officer and Chief Executive Officer, Intel Products
(Co-Principal Executive Officer)